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                                                                                                                   EXHIBIT 12.6
                                                                                                                         Page 1
                                        JERSEY CENTRAL POWER & LIGHT COMPANY

                                  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                     Year Ended December 31,      Jan. 1-       Nov. 7-      Year Ended December 31,
                                                        1999          2000     Nov. 6, 2001  Dec. 31, 2001     2002          2003
                                                     ---------     ---------   ------------  -------------   ---------     ---------
                                                                                  (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...............  $172,380      $210,812     $  34,467   |    $30,041     $251,895       $ 68,017
   Interest and other charges, before reduction                                             |
     for amounts capitalized.......................   106,675       105,799        95,727   |     16,919      100,365         94,719
   Provision for income taxes......................   100,970       119,875            52   |     20,101      181,855         46,440
   Interest element of rentals charged                                                      |
     to income (a).................................    14,920         6,229         3,913   |        124        3,239          5,374
                                                     --------      --------     ---------   |    -------     --------       --------
     Earnings as defined...........................  $394,945      $442,715     $ 134,159   |    $67,185     $537,354       $214,550
                                                     ========      ========     =========   |    =======     ========       ========
                                                                                            |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                 |
   Interest on long-term debt......................  $ 87,196     $  85,220     $  77,205   |    $14,234     $ 92,314       $ 87,681
   Other interest expense..........................     8,779         9,879         9,427   |      1,080       (2,643)         1,690
   Subsidiary's preferred stock                                                             |
     dividend requirements.........................    10,700        10,700         9,095   |      1,605       10,694          5,347
   Interest element of rentals charged                                                      |
     to income (a).................................    14,920         6,229         3,913   |        124        3,239          5,374
                                                     --------      --------     ---------   |    -------     --------       --------
     Fixed charges as defined......................  $121,595      $112,028     $  99,640   |    $17,043     $103,604       $100,092
                                                     ========      ========     =========   |    =======     ========       ========
                                                                                            |
CONSOLIDATED RATIO OF EARNINGS TO                                                           |
   FIXED CHARGES...................................      3.25          3.95          1.35   |       3.94         5.19           2.14
                                                         ====          ====          ====   |       ====         ====           ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                        99
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

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                                                                                                                     EXHIBIT 12.6
                                                                                                                           Page 2


                                        JERSEY CENTRAL POWER & LIGHT COMPANY

                                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                            PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                     Year Ended December 31,      Jan. 1-       Nov. 7-      Year Ended December 31,
                                                        1999         2000      Nov. 6, 2001  Dec. 31, 2001     2002          2003
                                                     ---------     --------    ------------  -------------   ---------     ---------
                                                                                  (Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...............  $ 172,380     $210,812      $ 34,467    |   $30,041     $251,895      $ 68,017
   Interest and other charges, before                                                        |
     reduction for amounts capitalized..  .........    106,675      105,799        95,727    |    16,919      100,365        94,719
   Provision for income taxes......................    100,970      119,875            52    |    20,101      181,855        46,440
   Interest element of rentals                                                               |
     charged to income (a).........................     14,920        6,229         3,913    |       124        3,239         5,374
                                                     ---------     --------      --------    |   -------     --------      --------
     Earnings as defined...........................  $ 394,945     $442,715      $134,159    |   $67,185     $537,354      $214,550
                                                     =========     ========      ========    |   =======     ========      ========
                                                                                             |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS                                              |
   PREFERRED STOCK DIVIDEND REQUIREMENTS                                                     |
   (PRE-INCOME TAX BASIS):                                                                   |
   Interest on long-term debt......................  $  87,196       85,220      $ 77,205    |   $14,234     $ 92,314      $ 87,681
   Other interest expense..........................      8,779        9,879         9,427    |     1,080       (2,643)        1,690
   Preferred stock dividend requirements...........     19,370       17,604        13,642    |     2,303        9,230         5,235
   Adjustments to preferred stock dividends                                                  |
     to state on a pre-income tax basis............      5,081        3,928             7    |       467       (1,057)          (77)
   Interest element of rentals                                                               |
     charged to income (a).........................     14,920        6,229         3,913    |       124        3,239         5,374
                                                     ---------     --------      --------    |    -------     --------     --------
     Fixed charges as defined plus preferred                                                 |
       preferred stock dividend requirements                                                 |
       (pre-income tax basis)......................  $ 135,346     $122,860      $104,194    |   $18,208     $101,083      $ 99,903
                                                     =========     ========      ========    |   =======     ========      ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                                              |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                                                |
   (PRE-INCOME TAX BASIS...........................       2.92         3.60          1.29    |      3.69         5.32          2.15
                                                          ====         ====          ====    |      ====         ====          ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                        100

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